Exhibit 1.2

Pricing Agreement

Date: November 16, 2006

Ladies and Gentlemen:

KeyCorp Capital IX, a statutory trust formed under the laws of the State of Delaware (the “Designated Trust”), and KeyCorp, an Ohio corporation (the “Company”), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated November 16, 2006 (the “Underwriting Agreement”), among the Designated Trust and the Company, on the one hand, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representative of the several underwriters named in Schedule I hereto (the “Underwriters”), on the other hand, to issue and sell to the Underwriters the Securities specified in Schedule II hereto (the “Designated Securities”, consisting of Firm Designated Securities and any Optional Designated Securities the Underwriters may elect to purchase). The principal asset of the Designated Trust consists of debt securities of the Company (the “Junior Subordinated Debentures”), as specified in Schedule II to this Agreement. The Designated Securities will be guaranteed by the Company to the extent set forth in this Agreement with respect to such Designated Securities (the “Guarantee”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the Applicable Time set forth in this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty (i) as of the date of the Underwriting Agreement, (ii) as of the Applicable Time set forth in this Pricing Agreement and (iii) as of the Time of Delivery set forth in this Pricing Agreement. Each reference to the Representative herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representative designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representative referred to in such Section 12 are set forth in Schedule II hereto.

An amendment to the Initial Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, and the Issuer Free Writing Prospectus identified on Schedule III hereto, including the documents incorporated therein by reference, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Designated Trust agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Designated Trust, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Firm Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Designated Trust and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Designated Trust and the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

KEYCORP

By:	/s/ Daniel R. Stolzer
Name:	Daniel R. Stolzer
Title:	Vice President and Deputy General Counsel

KEYCORP CAPITAL IX
By:	KeyCorp, as Depositor

By:	/s/ Daniel R. Stolzer
Name:	Daniel R. Stolzer
Title:	Vice President and Deputy General Counsel

Accepted as of the date hereof: As Representative of the Underwriters named in Schedule I hereto

By: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Jason Braunstein
Name:	Jason Braunstein
Title:	Vice President

By:	/s/ Michael J. Clarke
Name:	Michael J. Clarke
Title:	Vice President

SCHEDULE I

Underwriter	Number of Firm Designated Securities to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	3,000,000
KeyBanc Capital Markets, a division of McDonald Investments Inc.	720,000
Citigroup Global Markets Inc.	2,800,000
Morgan Stanley & Co. Incorporated	2,800,000
UBS Securities LLC	2,800,000
Wachovia Capital Markets, LLC	2,800,000
Banc of America Securities LLC	400,000
Bear, Stearns & Co. Inc.	400,000
Credit Suisse Securities (USA) LLC	400,000
Deutsche Bank Securities Inc.	400,000
A.G. Edwards & Sons, Inc.	400,000
Goldman, Sachs & Co.	400,000
HSBC Securities (USA) Inc.	400,000
J.P. Morgan Securities Inc.	400,000
RBC Dain Rauscher Inc.	400,000
Lehman Brothers Inc.	200,000
Raymond James & Associates, Inc.	200,000
Charles Schwab & Co., Inc.	200,000
ABN AMRO Incorporated	80,000
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	80,000
Barclays Capital Inc.	80,000
Morgan Keegan & Company, Inc.	80,000
Oppenheimer & Co. Inc.	80,000
Ryan Beck & Co., Inc.	80,000
Stifel, Nicolaus & Company, Incorporated	80,000
Robert W. Baird & Co. Incorporated	20,000
Blaylock & Company, Inc.	20,000
D.A. Davidson & Co.	20,000
Ferris, Baker Watts, Incorporated	20,000
First Albany Capital Inc.	20,000
Guzman & Company	20,000
J.J.B. Hilliard, W.L. Lyons, Inc.	20,000
Janney Montgomery Scott LLC	20,000
Jefferies & Company, Inc.	20,000
Keefe, Bruyette & Woods, Inc.	20,000
Samuel A. Ramirez & Co., Inc.	20,000
SBK-Brooks Investment Corp.	20,000
Sandler, O’Neill & Partners, L.P.	20,000
Muriel Siebert & Co., Inc.	20,000
Utendahl Capital Partners, L.P.	20,000
The Williams Capital Group, L.P.	20,000

Total	20,000,000

SCHEDULE II

Designated Trust:

KeyCorp Capital IX

Title of Designated Securities:

6.750% Enhanced Trust Preferred Securities

Aggregate principal amount:

Aggregate Principal Amount of Designated Securities to be sold: $500,000,000

Price to Public:

100% of the principal amount of the Designated Securities

Purchase Price by Underwriters:

100% of the principal amount of the Designated Securities

Underwriters’ Commission:

$0.7875 per trust preferred security and $15,750,000 in the aggregate, except that the underwriting commission will be $0.50 per trust preferred for sales of more than 20,000 trust preferred securities to a single purchaser. To the extent of those sales, the total underwriting commission will decrease and the net proceeds to the Issuer will increase

Specified Funds for Payment of Purchase Price:

Federal (same day) Funds

Accountants’ Letter to be Delivered on Date of Pricing Agreement:

Yes

Trust Agreement:

Trust Agreement dated as of November 8, 2006, between the Company and the Trustees named therein, as amended from time to time

Indenture:

Junior Subordinated Indenture, dated as of December 4, 1996, between the Company and Bankers Trust Company (now known as Deutsche Bank Trust Company Americas), as Indenture Trustee, as supplemented from time to time (the “Indenture”)

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Maturity:

Upon the earlier of the stated maturity of the junior subordinated debentures or the earlier redemption of the junior subordinated debentures

Interest Rate:

6.750% per annum

Interest Payment Dates:

March 15, June 15, September 15 and December 15

Extension Period:

20 consecutive quarters (subject to extension pursuant to the alternative payment mechanism described in the Prospectus)

Applicable Time:

4:45 p.m., New York City time on November 16, 2006, on the date of this Pricing Agreement

Time of Delivery:

10:00 a.m., New York City time, on November 21, 2006

Closing Location:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Name of Representative:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

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SCHEDULE III

Issuer Free Writing Prospectus

1.	The Final Term Sheet dated November 16, 2006